RESEARCH INVESTMENT PLANNING ENR.
                       (A DIVISION OF 108185 CANADA INC.)
                                 331 KINDERSLEY
                        VILLEMONT ROYAL, QUEBEC H3R 1 R8


Mr. Terence C. Byrne
President
TIREX CANADA INC.
3767 Thimens Blvd.
St. Laurent, Quebec
H4R 1W4

Gentleman:

The present document will define our agreement with respect to research and development tax credit incentive refund management assistance to be provided by RESEARCH INVESTMENT PLANNING ENR., (hereafter RIPE) to TIREX CANADA INC., (hereafter TIREX).

TIREX hereby agrees to retain RIPE on an exclusive basis for the preparation of and filing of reports and claims for Research and Development tax refunds and credits the year ending June 30, 1996 and the future years, 1997, 1998, 1999 and 2000.

RIPE hereby agrees to meet with TIREX management in planning to set up a qualifying research program and to assist in the organization of documentation for preparing the technical and fiscal reports, support documentation for the audit sessions and to prepare the claims to maximize the refundable investment tax credits or incentive payments of the year herein agreed. All reports and tax returns will be approved and submitted by TIREX RIPE commits to be present at all audits to represent TIREX.

RIPE will undertake to perform its work in an expeditious and thorough manner and agrees to perform its work without any advance on commissions. TIREX agrees to perform its work as defined in Annex A on a best efforts basis.

TIREX undertakes to be responsible for providing information and documentation as listed on ANNEX A within sixty days of the date of this agreement for the purpose of preparing the required reports, preparing tax returns and any other documents required to complete the R&D tax refund claims.

RIPE undertakes to maintain strict confidentiality for all information and documentation provided by TIREX.

                                                           /s/ DH

For services rendered as described in the first page TIREX agrees to pay a fee of 10% (ten percent) of all refunds received including interests, or refunds in the form of tax credits including interest for the fiscal year ending in 1996, the current year ending June 30, 1997 and for the future years 1998, 1999 and 2000.

TIREX WILL NOT PAY ANY FEES should no money be collected whether in the form of direct refund payment or tax credit.

The GST and appropriate Provincial Services Tax will be added to the RIPE invoice.

TIREX undertakes to provide immediately on the day received a copy of all Notices of Assessment in order to confirm the exact amount of the R&D refunds that will be received or the amounts given as credit. This undertaking applies to both levels of government.

The commission fees as stipulated herein will be paid by TIREX to RIPE on the day that the respective refunds are received from each of the governments, or in the case of a tax credit, on the day that the Notice of Assessment is received indicating that a credit has been applied to TIREX's tax account.

For the purpose of clarification tax credit and incentive payment include all refunds and investment tax credits in respect to research and development.

The fee is calculated on the gross amount of all cash refunds, including interest and/or tax credits if applied to TIREX'S tax account in lieu of a cash refund and is not a subject to the settlement of income taxes, corporate management or other taxes, including payment for overdue deductions at source, provincial sales taxes, federal taxes including penalties and interest applicable at both levels of government.

RIPE undertakes to prepare Research and Development Tax Refund claims on a best effort basis in accordance with guidelines as established by Revenue Canada, however, RIPE makes no guarantees that TIREX development work will qualify and RIPE will not be held responsible by TIREX if certain projects and activities are disqualified, and no tax refunds or credits are obtained.

RIPE agrees to provide and invoice the services of Dr. Douglas Huegel for the purpose of trying to obtain R&D refunds or credits against the RIPE commissions due this agreement. RIPE makes no warranty or guarantee that these services will be eligible as claimed R&D expenses.

                                                           /s/ DH

This agreement is irrevocable and is binding on both parties, their estate, legal heirs, and any representatives of TIREX or principals for the purpose of obtaining Research and Development tax credits or incentive refunds for the years designated therein.

TIREX hereby appoints RIPE as a representative of TIREX to Revenue Canada and Revenue Quebec for the purpose of filing and negotiating and communicating with these organizations regarding TIREX'S R&D refund claims. TIREX agrees to immediately inform RIPE of any correspondence or communications with Revenue Canada or Revenue Quebec.

TIREX agrees to sign a commission guarantee and assignment at the time that the final technical reports and tax returns are ready for filing for the amount of commission due to RIPE based on the tax returns. In the case where TIREX has made a general assignment under the Bank Act then TIREX will obtain a release from its bank for the commissions due to RIPE. In the case where TIREX borrows or pledges the R&D tax refund then 20% of any such advances will be paid immediately to RIPE.

ARBITRATION

Any dispute or litigation that could occur following or upon the occasion of the present agreement will definitely be settled under the....... of the National and International commercial Arbitration Center of Quebec, by means of arbitration and with the exclusion of the courts in compliance with general business arbitration bylaws in effect all the time of the signature of the present.

All notices sent by registered mail will be considered validly received five (5) working days after posting of same. All notices sent by facsimile will be considered validly received the same day as its transmission. The parties have convened that the dispositions of these present must be governed and interpreted according to the laws applicable to the province of Quebec. The nullity of one or the other of the articles in the present agreement will not effectively nullify the other articles of this agreement which will remain in effect and will bind the signing parties.

                                                          /s/ DH

The parties hereto have requested and consent that the present agreement be drafted in the English language. Les parties presentes onf requis at consentent a ce que le present contrat soit enlangue anglaise.

Agreed to this 7 day of May1997, in the city of Montreal, Quebec.

TIREX CANADA INC.

Per  /s/ TERENCE C. BYRNE
   ------------------------------------------
         Terence C. Byrne


RIPE, RESEARCH INVESTMENT PLANNING ENR.

Per /s/ DOUG HUEGEL
   ------------------------------------------
        Doug Huegel


                                                           /s/ DH

                                     ANNEX A
        DOCUMENTS AND INFORMATION REQUIRED FOR TECHNICAL REPORT & AUDIT.

     1.  R&D ACTIVITY AND PROJECT DESCRIPTION LISTINGS PER YEAR
         (OUTLINE FORM ONE SENTENCE PER PROJECT TO BEGIN).

     2.  STAFF OR SUB-CONTRACTOR ASSIGNED TO EACH PROJECT AND
         TIME SHEET SUMMARIES, JOB DESCRIPTIONS, TASKS.

     3.  STAFF RESUMES, SUBCONTRACTORS LISTS.

     4.  ADMINISTRATIVE STAFF TIME SHEET PER PROJECT.

     5.  PROJECT MANAGEMENT RECORDS, COLLECT ALL PROJECT
         PLANNING MATERIALS FOR EACH PROJECT INCLUDING FLOW
         CHARTS, GANT CHARTS, CRITICAL PATH DIAGRAMS, TASK
         ASSIGNMENT, ETC.

     6. LISTING OF ALL MARKETING ACTIVITY THAT COULD BE CLASSIFIED AS END USER RESEARCH.

     DOCUMENTS AND INFORMATION REQUIRED TO VERIFY ELIGBLE EXPENSES FOR REFUND CLAIM AND FINANCIAL AUDIT SUPPORT.

     1.  PAYROLL RECORDS WITH DEDUCTIONS REMITTANCES AND T4 SUMMARIES.

     2.  TAX RETURNS FEDERAL AND PROVINCIAL FOR PREVIOUS YEARS
         INCLUDING FINANCIAL STATEMENTS AND NOTICES OF ASSESSMENT.

     3.  LISTINGS OF ALL GRANTS OR SUBVENTIONS RECEIVED WITH DETAIL.

     4.  CASH DISBURSEMENT AND BANK STATEMENTS, GENERAL LEDGER
         ACCOUNTS PAYABLE AND RECEIVABLE FOR EACH YEAR.

     5.  MATERIALS AND EQUIPMENT COST FOR EACH PROJECT.

     6.  SUMMARY OF COSTS FOR TRAVEL ETC. (AFTER QUALIFIED AS R&D ACTIVITY).

     7.  CORPORATE MINUTE BOOKS AND SHARE HOLDERS.

     8.  LISTING OF ALL SOURCES OF REVENUE (SALES ON YEARLY BASIS)

                                                           /s/ DH

                                     ANNEX B

     PROPOSED TIME SCHEDULE


     ACTIVITY 1     REVIEW R&D ACTIVITIES ON A YEAR BY YEAR BASIS
                    DEFINE PROJECT ELIGIBILITY.
                    BEGIN TO PREPARE PROJECT REPORTS
                    ORGANIZE ACCOUNTING FILES TO IDENTIFY ELIGIBLE EXPENSES.

     ACTIVITY 2     INTERVIEWS WITH MANAGEMENT RE: PROJECT ACTIVITIES.
                    ORGANIZE ELIGIBLE EXPENSES ON A PROJECT BY PROJECT BASIS.

     ACTIVITY 3     PREPARE TECHNICAL REPORTS IN DRAFT FORM
                    PREPARE ACCOUNTING SUMMARIES FOR EXPENSE CLAIMS.

     ACTIVITY 4     REVIEW AND REVISE TECHNICAL REPORTS
                    PREPARE AMENDED TAX RETURN.

     ACTIVITY 5     FILE ALL DOCUMENTS WITH REVENUE CANADA.

     ACTIVITY 6     FILE ALL DOCUMENTS WITH REVENUE QUEBEC.


                                                           /s/ DH